UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 20, 2000
                Date of Report (Date of earliest event reported)
                         Streamedia Communications, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                                                       22-3622272
--------------------------------                         ----------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                              Identification No.)

244 West 54th Street, New York                                    10019
--------------------------------------                          ---------
(Address of principal executive offices)                        (Zip Code)

                                 (212) 445-1700
                                 --------------
               Registrant's telephone number, including area code


             ------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)

Item 5.           Other Events.

On October 20, 2000, Streamedia Communications, Inc., held a special meeting of the board of directors. At that meeting, the board took the following actions:

a.       Resignations.
---------------------

The Streamedia Board accepted the resignation of Mr. James D. Rupp as President and CEO of Streamedia, based on the terms agreed to by the Compensation Committee of Streamedia.

The Streamedia Board also accepted the resignation of Mr. Nicholas Malino as Director, COO, CFO, and Executive Vice President, based on the terms agreed to by the Compensation Committee.

b.       Nominations and Appointments.
-----------------------

The Streamedia Board appointed Mr. Henry Seigel as President and interim CEO of Streamedia. Previously, Mr. Seigel was a director of Streamedia. Streamedia has begun an extensive search for both for a permanent President and CEO, and for a new COO, CFO and Executive Vice President.

The Streamedia Board appointed Mr. Gary M. Feuerman to the Board as an outside director.

The Streamedia Board appointed Mr. Robert J. Wussler, a director of Streamedia, as Chair of the compensation committee for Mr. Seigel's employment. The Board also appointed Mr. Robert J. Wussler as Vice Chairman of the Board. The Board also appointed Mr. Feureman, Mr. Robert A. Shuey, III, and Mr. Seigel to the Compensation Committee. Mr. Seigel will abstain from discussions relating to his own compensation. Mr. Shuey and Mr. Wussler currently are outside directors of Streamedia.



Item 6.  Resignation of Registrants' Directors.

On October 21, 2000, Mr. David J. Simonetti resigned as a member of the Board of Directors of Streamedia Communications, Inc. Mr. Simonetti's letter of resignation is attached herein as Exhibit 17.1. Mr. Simonetti tendered his resignation based upon his disagreement with proposed direction of the Company and management as set forth by the Chairman of the Board, Mr. Gayle Essary. The Company will seek to fill Mr. Simonetti's Board position with an individual with a similar professional background.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 20, 2000

Streamedia Communications, Inc.

/s/ HENRY SEIGEL
------------------------
Henry Seigel
Interim President and CEO